SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 15, 2001

                             The John Nuveen Company
                    (Exact Name of Registrant as Specified in
                                    Charter)

         Delaware                    1-11123                          36-3817266
      (State or Other            (Commission File               (I.R.S. Employer
      Jurisdiction of                Number)                 Identification No.)
      Incorporation)

333 West Wacker Drive, Chicago, Illinois                                   60606
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: (312) 917-7700

                                 Not applicable
        (Former Name or Former Address, if Changed Since Last Report)



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Item 5.     Other Events.


      On June 15, 2001, the Registrant entered into an Acquisition Agreement with Barra, Inc., Symphony Asset Management, Inc., Maestro, LLC, Symphony Asset Management LLC (the "Company") and the employee-owners of the Company (the "Acquisition Agreement"). Pursuant to the Acquisition Agreement, the Registrant will acquire all of the outstanding ownership interests in the Company for an initial purchase price of $210 million in cash, with potential additional future cash payments based on the Company's reaching specified performance and growth targets for its business. The Registrant expects to complete the transaction within the next 60 days subject to the receipt of certain regulatory and third party approvals and the satisfaction of other customary conditions. The Acquisition Agreement is filed as Exhibit 2.1 hereto and is hereby incorporated herein by reference.
      A copy of the Registrant's press release dated June 18, 2001 relating to the acquisition is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.

             (c)   The following exhibits are filed with this report:

             Exhibit Number                            Description

                  2.1 Acquisition Agreement, dated as of June 15, 2001, by and among the Registrant, Barra, Inc., Symphony Asset Management, Inc., Maestro, LLC, Symphony Asset Management LLC, Praveen
                                         K. Gottipalli, Michael J. Henman, Neil
                                         L. Rudolph and Jeffrey L. Skelton

                  99.1                   Press Release issued June 18, 2001

                                   SIGNATURES
                                   ----------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       THE JOHN NUVEEN COMPANY


                                       By:    /s/ Alan Berkshire
                                          ------------------------------------

                                          Name:  Alan Berkshire
                                          Title:  Senior Vice President
Dated: June 20, 2001

                                  Exhibit Index

             Exhibit Number                            Description

                  2.1 Acquisition Agreement, dated as of June 15, 2001, by and among the Registrant, Barra, Inc., Symphony Asset Management, Inc., Maestro, LLC, Symphony Asset Management LLC, Praveen
                                         K. Gottipalli, Michael J. Henman, Neil
                                         L. Rudolph and Jeffrey L. Skelton

                  99.1                   Press Release issued June 18, 2001